Exhibit 99.1

Epicor to Acquire NSB Retail Systems

Creating Specialty Retail Market Leader

Acquisition Expected to be Materially Accretive

to Epicor Non-GAAP EPS in First 12 Months Post-Close1

Epicor Hosting Conference Call Monday, December 17, 2007 at 5:30 am PT/8:30 am ET

IRVINE, Calif. and Montreal, QC, Canada, December 17, 2007 — Epicor Software Corporation (Nasdaq: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, and NSB Retail Systems PLC (London Stock Exchange: NSB), a leading global provider of software solutions and services for the specialty retail market, jointly announced today that the companies’ respective Boards of Directors have reached agreement on the terms of the recommended acquisition of NSB by Epicor pursuant to a scheme of arrangement under section 425 of the United Kingdom Companies Act 1985 whereby shareholders of NSB will receive 38 pence in cash per NSB ordinary share (the “Scheme”). The terms of the transaction value the fully diluted share capital of NSB at approximately £160 million (approximately $322 million USD, based on the US$:£ exchange rate on December 14, 2007). As of June 30, 2007, NSB had cash and equivalents balance of $34.6 million and no debt.

NSB’s Board of Directors unanimously recommends that NSB Shareholders vote in favor of the Scheme at the Court Meeting and in favor of the special resolution to approve the Scheme and related matters to be proposed at the NSB General Meeting, which are expected to be held on or around January 16, 2008.

Epicor has received undertakings to vote in favor of the Scheme at the Court Meeting to approve the Scheme from certain NSB Shareholders (including all NSB Directors who hold NSB Shares) representing approximately 31.2 percent of the existing issued ordinary share capital of NSB entitled to vote at the Court Meeting and approximately 36.9 percent of the existing issued share capital of NSB entitled to vote at the NSB General Meeting. Further details of these undertakings, including the circumstances in which certain of these undertakings lapse or can be withdrawn, are set out in the Announcement: “Recommended Proposals for the Cash Acquisition of NSB by Epicor” made today in the United Kingdom.

Epicor expects the acquisition to be materially accretive to Epicor’s non-GAAP earnings for the 12 month period following the close of the transaction1. Based on expectations for additional amortization of intangible assets due to the acquisition, Epicor expects the acquisition to be dilutive to GAAP earnings for a period of time following the close of the transaction. David Henning, NSB’s current CEO, is expected to remain with the combined company in an executive management role heading Epicor’s expanded retail business.

“We believe that NSB is an excellent next step in our stated commitment to grow Epicor both organically and through highly strategic and accretive acquisitions to create a larger, stronger and more profitable company,” said Epicor Chairman & CEO George Klaus. “Over the past five years, we have successfully completed four acquisitions of ever increasing scale and integrated each one on a timely basis while meeting our financial and technology commitments and providing value to our customers, employees and shareholders.

“NSB’s current retail market focus is well aligned with Epicor’s, and NSB brings an attractive, loyal customer base, which complements Epicor’s growing presence in the retail vertical and creates a market leader in the highly fragmented specialty retail market,” Klaus said. “We believe this combination will create substantial synergies, excellent cross-selling opportunities and significant economies of scale across the combined company.

“We look forward to continuing to provide the high level of service, support and unwavering commitment to utilizing the latest in cutting-edge technology across all product lines that our combined customer base has come to expect from each company,” Klaus continued. “At the same time, we will work with our combined customer base to ensure they have a clear understanding of their product roadmap should they choose to leverage the additional functionality available to them through this combination. We are excited about this opportunity and we look forward to bringing NSB and their customers into the Epicor family.”

Commenting on the Proposals, Angus Monro, Non-Executive Chairman of NSB Retail, said: “I am very pleased that we have been able to reach agreement on the terms of this transaction, which I believe is the right strategic outcome for NSB, offering certainty and value to our shareholders and great opportunities for our management and employees as part of the enlarged Epicor. NSB’s product set and customer base should further strengthen Epicor’s existing position in retail software, and enable this to be leveraged internationally across Epicor’s broader geographic footprint. I am confident that NSB will make a significant contribution to the future of the combined business.”

The Scheme and related proposals will be put to NSB Shareholders at the Court Meeting and at the NSB General Meeting, which are both expected to be held on or around January 16, 2008. In order to become effective, the Scheme must be approved by a majority in number of the NSB Shareholders present and voting (and entitled to vote) at the Court Meeting, either in person or by proxy, and representing not less than 75 percent in value of all Ordinary Shares that are cast/voted at the Court Meeting (or at any adjournment thereof). In addition, the Special Resolution implementing the Scheme and related matters must be passed by NSB Shareholders representing not less than 75 percent of the votes cast at the NSB General Meeting (or at any adjournment thereof).

The Scheme Document will be posted to NSB shareholders and for information only to participants in the NSB Share Incentive Schemes and holders of Exchangeable Shares in NSB as soon as practicable and in any event within 28 days of this announcement. It is expected that the Scheme will become effective during February 2008, subject to satisfaction of all conditions, including certain antitrust approvals and the other conditions set out in Appendix I of the Scheme Document.

Epicor also said that it has replaced its credit facility with a new senior secured credit facility arranged by Banc of America Securities LLC as Sole Lead Arranger and Book Manager and with Bank of America, N.A. as Administrative Agent, and KeyBank National Association as Syndication Agent. The new credit facility provides Epicor with a secured revolving loan facility in an amount up to $100,000,000 and a secured term loan facility in an amount up to $100,000,000. Epicor currently plans to fund the consideration payable under the Scheme with approximately $155,000,000 in existing cash balances, with the balance of the consideration funded by drawing from its credit facility.

UBS Investment Bank is acting as financial advisor to Epicor. Close Brothers Corporate Finance is acting as financial advisor to NSB.

[1]	This statement should not be interpreted to mean that non-GAAP earnings per share will necessarily match or be greater than those for the relevant preceding financial period.

Conference Call and Slide Presentation Information

The Companies will hold an investor and analyst conference call at 5:30 am PT / 8:30 am ET on Monday, December 17, 2007. A slide presentation regarding the proposed acquisition may be accessed at Epicor’s investor relations web site at www.epicor.com/company/investor.

When:	Monday, December 17, 2007
Time:	5:30 am PT / 8:30 am ET
Dial in:	+1 (888) 254-2821; outside the U.S. +1 (913) 312-1408
Conf ID:	Epicor Acquisition of NSB Call
Live Web Cast:	www.epicor.com/company/investor
Slide Presentation:	www.epicor.com/company/investor

On the call, George Klaus, Epicor chairman and CEO, Mark Duffell, Epicor president and COO, Michael Piraino, Epicor executive vice president and CFO and David Henning, NSB CEO, will discuss the NSB acquisition. John Hiraoka, Epicor senior vice president and CMO will also be available to participate in the Q&A session. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at www.epicor.com/company/investor and will be archived for a period of time following the call on the Company’s Web site.

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the scheme transaction, potential synergies, the accretive affect of the transaction, timing of closing, future operations of the combined entity and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties, including, without limitation, risks associated with market and economic conditions, Epicor’s ability to consummate the transaction, which is subject to certain conditions, Epicor’s ability to integrate this acquisition and recognize expected synergies, Epicor’s ability to continue to support NSB’s customers and add functionality to NSB’s products, and the risks and uncertainties described in Epicor’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three month period ended September 30, 2007. Actual results may differ materially from those expressed or implied in the forward-looking statements.

As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

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